UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2018, Aradigm Corporation (the “Company”) completed the fourth closing under the senior note purchase agreement (the “Purchase Agreement”), dated as of April 13, 2018, between the Company and the lenders set forth on Schedule A thereto (the “Lenders”). As previously announced, the Company completed the first closing under the Purchase Agreement on April 13, 2018, at which time the Company issued and sold approximately $2 million aggregate principal amount of 9.0% Senior Promissory Notes due May 1, 2021, to the Lenders. The second and third closings under the Purchase Agreement occurred on May 14, 2018 and June 13, 2018, respectively, at each such time, the Company issued and sold a 9.0% Senior Promissory Note due May 1, 2021, to one of the Lenders in the aggregate principal amount of approximately $1 million. At the fourth closing under the Purchase Agreement on July 13, 2018, the Company issued and sold an additional 9.0% Senior Promissory Note due May 1, 2021 (the “Note”), to one of the Lenders in the aggregate principal amount of approximately $1 million.

Unless the Company elects otherwise, accrued interest payable on the Note will be capitalized on each applicable interest payment date by adding such accrued interest as of such date to the principal balance of the Note, at which time such interest will be deemed to have been paid.

The Note bears interest at a fixed rate of 9.0% per annum, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018. The Note is the Company’s senior unsecured obligation and ranks (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Note, (ii) equal in right of payment to any of the Company’s indebtedness that is not so subordinated, including the Company’s 9.0% Convertible Senior Notes due 2021, issued pursuant to that certain Indenture, dated as of April 25, 2016, between the Company and U.S. Bank National Association, as trustee, as amended, (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Company may, at its option, redeem for cash all or any portion of the outstanding Note (on a pro rata basis with any other outstanding 9.0% Senior Promissory Notes due May 1, 2021) at any time in whole and, from time to time, in part. There is no sinking fund provided for the Note. The redemption price for the Note on any redemption date will equal 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest to, but excluding, such redemption date.

The events of default under the terms of the Note, any of which may result in the acceleration of the maturity of the Note, include:

(i) the Company’s default in any payment of interest on the Note when due and payable and the default continues for a period of thirty calendar days;

(ii) the Company’s default in the payment of principal of the Note, including capitalized interest, when due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(iii) the Company’s failure to comply with its obligations under the covenant in the Note relating to the consolidation or merger of the Company or the sale of its assets;

(iv) the Company’s failure for sixty days, after written notice from the holder of the Note is received, to comply with any of the Company’s other agreements contained in the Note;

(v) default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $500,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness existed at the time of issuance or where thereafter created, (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within thirty calendar days;

(vi) a final judgment for the payment of $500,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not paid, discharged or stayed within sixty calendar days after (i) the date on which the right to appeal thereof has expired, if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; and

(vii) certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

The above descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Form of Note and the Purchase Agreement, which are filed as Exhibit 1.1 and Exhibit 4.1 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1(1)	Senior Note Purchase Agreement, dated April 13, 2018, among Aradigm Corporation, Grifols Worldwide Operations Ltd., 21 April Fund, Ltd., 21 April Fund, LP and First Eagle Value in Biotechnology Master Fund, Ltd.

4.1(2)	Form of 9.0% Senior Promissory Note due 2021.

(1)	Incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K (No. 001-36480) filed on April 18, 2018.

(2)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (No. 001-36480) filed on April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Date: July 17, 2018	By:	/s/ John Siebert
		Name:	John Siebert
		Title:	Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer